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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2002 (except for Note 16, as to which the date is June 5, 2002), in Amendment No. 1 to Form S-4 Registration Statement and related Prospectus of INTERMET Corporation for the registration of 9 3/4% Senior Notes due 2009 ($175 million aggregate principal amount).

                                                 ERNST & YOUNG LLP
                                             /s/ Ernst & Young LLP


Detroit, Michigan
August 7, 2002